Exhibit 10.2

                                  ALLIEDSIGNAL
                          SUPPLIER PARTNERING AGREEMENT

Agreement No. R20046, Rev. A (9/29/98)

This amended and restated Supplier Partnering Agreement ("Agreement") made and entered into as of September 29, 1998, written by and between AlliedSignal Inc., a Delaware Corporation, acting on behalf of its various divisions and subsidiaries (hereinafter collectively referred to as "AlliedSignal") having its principal offices at Columbia Road and Park Avenue, Morristown, New Jersey 07960 and EFTC Corporation , a Colorado Corporation (hereinafter referred to as "Supplier" or "EFTC").

AlliedSignal  and  Supplier  entered  into  that  certain  Supplier   Partnering
Agreement dated July 15, 1997 (the Original Agreement) with the purpose of establishing a long term relationship based on a continuous improvement process leading toward world class benchmarks in quality, cost, delivery, technology and service and shall be characterized by mutually beneficial goals, trust and benefits.

AlliedSignal and Supplier desire to modify the Original Agreement in certain respects, and to restate the amended agreement in its entirety. Therefore, in consideration of the mutual covenants set forth herein and for other valuable consideration receipt of which is acknowledged, Supplier and AlliedSignal hereby amend and restate the Original Agreement in its entirety as follows:

TERM OF AGREEMENT
The term of this Agreement shall commence on July 15, 1997 and , for AES Product listed in Attachment 1, Appendix 1, shall end December 31, 2001. For EAS-FL and EAS-KS product listed in Attachment 1, Appendix 1 the term of this Agreement shall end December 31, 2002. Extensions of one (1) year duration shall be negotiated unless a) either party informs the other in writing one year in advance of their desire to terminate or, b) Supplier, at the reasonable determination of AlliedSignal, fails to maintain competitive quality, delivery and cost performance as specified herein and AlliedSignal provides notice of termination. Releases will be by the using business unit(s) on individual purchase orders.

THIRD PARTY SALES
Supplier agrees not to sell to any third party (except the United States Government) any items covered by this contract for which the sole known application is for use in any aircraft product unless Supplier or its customer has obtained from the FAA either a Type Certificate, Technical Standard Order Approval or Parts Manufacturing Approval (PMA) pursuant to ss.21.303 of the Federal Aviation Regulations, covering said items. In no event shall Supplier use any information or tooling provided by AlliedSignal for the purpose of manufacturing and/or repairing the product for sale to any such third party, except as provided in the terms and conditions of the individual purchase orders issued, or as otherwise agreed in writing by the parties.

TERMS AND CONDITIONS
Standard Form GP/FFP (1/97), General Purchase Order Provisions, is included in this agreement by reference but may be modified as necessary for specific business unit transactions. Any future revisions to these provisions will occur through business unit transactions. In the event of a conflict between the terms and conditions of an AlliedSignal issued purchase order and those appearing in this Agreement, the terms and conditions of this Agreement shall prevail.

Payment terms NET 45 unless otherwise indicated.

PRICING
Wherever  applicable,   the  prices  for  products  covered  by  this  Agreement
("Products") shall be the prices shown in Attachment 1.

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MOST FAVORED CUSTOMER
The Supplier warrants the prices for products purchased pursuant to in this Agreement are no higher than those which would be charged other customers or the United States Government in similar transactions.

USE OF ALLIEDSIGNAL AGREEMENTS
Supplier agrees that any products, materials, or services acquired under the provisions of AlliedSignal agreements with other suppliers will be for the sole use of Supplier in the manufacturing process, and will not be for resale to any party other than an AlliedSignal business unit or subsidiary unless otherwise agreed by the Parties in writing.

COMMUNICATION
Periodic program reviews will be conducted in a timely manner between AlliedSignal and Supplier to facilitate future partnering arrangements using guidelines established below. In addition, AlliedSignal shall inform Supplier of its planned production rates for the product(s) and derivative(s) to facilitate production planning.

Every notice under this Agreement shall be given in writing to the following address:

AlliedSignal                                            Supplier
John Recupero                                           Chief Financial Officer
AlliedSignal Inc.                                       EFTC Corporation
One Technology Center.                                  6 th Floor
23500 W. 105th St.                                      Horizon Terrace
Olathe, KS 66061                                        9351 Grant St.
                                                        Denver, Co 80229

F.A.R. REQUIREMENTS
Individual purchase orders may be subject to regulations under United States Government Contracts. In such a case, Supplier will accept the inclusion of Standard Form SP/FFP (9/96), Supplemental Purchase Order Provisions under U.S. Government Contracts (and successor forms as required by U.S. Government regulations) in such purchase orders. Any future revisions to these provisions will occur through business unit transactions.

SHIPMENTS
Mode of transportation and carrier are to be in accordance with business unit purchase order instructions. In case of domestic shipment, terms of purchase shall ordinarily by FOB Origin, collect. International shipments shall ordinarily use INCOTERMS FCA (shipping point). In the absence of shipping instructions or for clarification contact Aerospace Transportation.

SUPPLIER AGREES TO:

- Have in place or be actively implementing a JIT (Just In Time) program which incorporates measurements and reporting ability in quality control and improvement process. These areas include, but are not limited to:

-        On Time Delivery

-        Price Reductions

-        Benchmarking

-        Lead Time Reduction to meet Benchmarks

-        Statistical Process Control (SPC) in Critical Process Areas

-        Be in compliance with documented plans to achieve:

- Quality: Achieve 50% reduction in quality defects year over year with a goal to achieve industry benchmark levels. A quality level shall be developed during the first six months of operations. Achieve increasing levels of Proven Quality Supplier (PQS) to reduce and

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                  eliminate   ASA    over-inspection   and  enable    increasing
                  percentage   of   Direct    Line   Delivery   (DLD).   Quality
                  performance objective is no line fallout during processing at AlliedSignal with no ASA over-inspection required.

- Delivery (as measured to initial contract date, 3 days early and 0 days late) to be 100% on time.

-                 Product lead  times on products to industry benchmark level of
                  (4) weeks.

- Cost productivity improvement of 6% year over year on price with a goal of 8% to include 2% in productivity improvement through dock to stock, quality improvements, etc.

         *[TEXT REDACTED]1

- Have in place a documented continuous improvement strategy for product quality, cost, delivery and service. Participate in AlliedSignal training and On-site Supplier Development (OSD) programs as appropriate to supplement Supplier's own continuous improvement efforts.

-        Implement a quality system in compliance with:

         -        ISO-9002 or ISO-9001 if Supplier builds to own design, and

         -        PC-001 Process Control - Variation Reduction.

- A program to permit Electronic Data Interchange (EDI) with AlliedSignal prior to year end 1999.

- Participate in early supplier involvement on AlliedSignal new product development programs.

-        Meet  with   AlliedSignal  on  a  regular  basis  to  review  programs, performance measurements and barriers to progress and to review appropriate corrective action to eliminate barriers.

The parties recognize that AlliedSignal reserves the right to have specific part number products covered by this Agreement manufactured in its own facilities. In addition, AlliedSignal may have requirements in its contracts with specific customers, such as offset requirements and directed sources, to purchase certain material from sources other than Supplier, which right is also reserved by AlliedSignal. In the event of such a determination or requirement, the parties agree to use their best efforts to find and add to this Agreement alternative part numbers having the same total dollar value as the covered part numbers being manufactured by AlliedSignal or purchased from other sources.

This Agreement plus those additional terms or conditions incorporated herein by reference which appear in Attachment I attached hereto and made a part hereof, constitutes the entire Agreement between the parties with respect to the matters contained herein. No modification of the Agreement or waiver or addition to any of its terms and conditions shall be binding upon either party unless made in writing and signed by the parties' authorized representatives.

Supplier will honor terms of this Agreement with any AlliedSignal entity or supplier designated by AlliedSignal.

In witness whereof the parties hereto have caused this Agreement to be executed September 29, 1998.

EFTC Corporation                            AlliedSignal Inc.

By   /s/Stuart W. Fuhlendorf                By  /s/ W. Timothy Bibens
             Name                                      Name
        Chief Financial Officer                     Transition Program Manager
             Title                                     Title



Enclosures:     Attachment 1
                       EAS - LF Product
                       EAS - KS Product
                       EAS Product


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1 The portion of this  agreement  marked "*[TEXT  REDACTED]"  indicates that the portion that has been omitted from this agreement and filed separately with the Commission pursuant to a Confidential Treatment Request.

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